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                                                                    Exhibit 23.1

The Board of Directors
Talus Solutions, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" and "Talus Selected Consolidated Financial Data" in the prospectus of Manugistics Group, Inc.

                                                                     /s/KPMG LLP

Atlanta, Georgia
November 20, 2000